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EXHIBIT 5.1

[Cooley Godward LLP Letterhead]

June 10, 2002

Primus Telecommunications Group, Incorporated
1700 Old Meadow Road
Suite 300
McLean, Virginia 22102

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration for resale of up to 1,200,000 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company on behalf of a certain selling stockholder.

        In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but in doing so, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,
Cooley Godward LLP

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EXHIBIT 5.1
[Cooley Godward LLP Letterhead]